                                                                  CONFORMED COPY

                                  L100,000,000

                                   ENODIS PLC

                      10 3/8% SENIOR NOTES DUE APRIL 15, 2012

                               PURCHASE AGREEMENT

                                                                  March 19, 2002

CREDIT SUISSE FIRST BOSTON (EUROPE) LIMITED ("CSFBL")
   One Cabot Square,
     London, England E14 4QJ

THE ROYAL BANK OF SCOTLAND PLC
   135 Bishopsgate
     London, England EC2M 3JR

Dear Sirs:

     1. INTRODUCTORY. Enodis plc, a public limited company formed under the laws of England and Wales (the "COMPANY"), proposes, subject to the terms and conditions stated herein, to issue and sell to the several initial purchasers named in Schedule A hereto (the "PURCHASERS") L 100,000,000 principal amount of its 10 3/8% Senior Notes due April 15, 2012 (the "OFFERED SECURITIES"), to be issued under an indenture, dated as of March 26, 2002 (the "INDENTURE"), between the Company and The Bank of New York, as Trustee. The United States Securities Act of 1933, as amended, is herein referred to as the "SECURITIES ACT."

Holders (including subsequent transferees) of the Offered Securities will have the registration rights set forth in the registration rights agreement (the "REGISTRATION RIGHTS AGREEMENT"), to be dated the date hereof, for so long as such Offered Securities constitute "TRANSFER RESTRICTED SECURITIES" (as defined in the Registration Rights Agreement). Pursuant to the Registration Rights Agreement, the Company will agree to file with the United States Securities and Exchange Commission (the "COMMISSION") under the circumstances set forth therein, (i) a registration statement under the Securities Act (the "EXCHANGE OFFER REGISTRATION STATEMENT") relating to the Company's 10 3/8% Senior Notes in a like aggregate principal amount as the Company issued under the Indenture, identical in all material respects to the Offered Securities and registered under the Securities Act (the "EXCHANGE SECURITIES"), to be offered in exchange for the Offered Securities (such offer to exchange being referred to as the "EXCHANGE OFFER") and, (ii) in certain circumstances, a shelf registration statement pursuant to Rule 415 under the Securities Act (the "SHELF REGISTRATION STATEMENT" and, together with the Exchange Offer Registration Statement, the "REGISTRATION STATEMENTS") relating to the resale by certain holders of the Offered Securities, and the Company agrees to use its best efforts to cause any such Registration Statement to be declared and remain effective and usable for the periods specified in the Registration Rights Agreement and to consummate the Exchange Offer. The Offered Securities and the Exchange Securities are referred to collectively as the "SECURITIES".

     The Company hereby agrees with the several Purchasers as follows:

     2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to, and agrees with, the several Purchasers that:

          (a) A preliminary offering circular and an offering circular relating to the Offered Securities to be offered by the Purchasers have been prepared by the Company. Such preliminary offering circular (the

     "PRELIMINARY OFFERING CIRCULAR") and offering circular (the "OFFERING CIRCULAR"), as supplemented as of the date of this Agreement, and any other document approved by the Company for use in connection with the contemplated resale of the Offered Securities are hereinafter collectively referred to as the "OFFERING DOCUMENT". On the date of this Agreement, the Offering Document does not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Offering Document based upon written information furnished to the Company by any Purchaser for use therein, it being understood and agreed that the only such information is that described as such in Section 7(b) hereof. Except as disclosed in the Offering Document, on the date of this Agreement, the Company's Annual Report on Form 20-F most recently filed with the Commission pursuant to the United States Securities Exchange Act of 1934 (the "EXCHANGE ACT") does not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such document, when it was filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

          (b) The Company has been duly formed and is a validly existing public limited company under the laws of England and Wales, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Document; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business is material to the Company and requires such qualification.

          (c) Each significant subsidiary of the Company has been duly incorporated or formed and is an existing corporation, limited company, limited liability company or limited partnership in good standing under the laws of the jurisdiction of its formation or incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Document; and each significant subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business is material to the Company and requires such qualification; all outstanding shares of capital stock or membership or partnership interests of each significant subsidiary of the Company have been duly authorized and validly issued and are fully paid and nonassessable, and all outstanding shares of capital stock or membership or partnership interests of each subsidiary owned by the Company, directly or through subsidiaries, are owned free from liens, encumbrances and defects, except as disclosed in the Offering Document.

          (d) The entities listed on Schedule B hereto are directly and wholly owned by one or several of the Company and the entities listed on such Schedule B, with the exception of Welbilt Manufacturing (Thailand) Ltd., Convotherm Elektrogerate GmbH and New Ton Food Equipment Co. Ltd.

          (e) The Indenture has been duly authorized; the Offered Securities have been duly authorized; and when the Offered Securities are delivered and paid for pursuant to this Agreement on the Closing Date (as defined below), the Indenture will have been duly executed and delivered, such Offered Securities will have been duly executed, authenticated, issued and delivered and will conform to the description thereof contained in the Offering Document and the Indenture and such Offered Securities will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          (f) On the Closing Date, the Exchange Securities will have been duly authorized by the Company; and when the Exchange Securities are issued, executed and authenticated in accordance with the terms of the Exchange Offer and the Indenture, the Exchange Securities will be entitled to the benefits of the Indenture and will constitute a valid and legally binding obligation of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          (g) The Registration Rights Agreement has been duly authorized by the Company and, on the Closing Date, will have been duly executed and delivered by the Company. When the Registration Rights Agreement has been duly executed and delivered, the Registration Rights Agreement will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. On the Closing Date, the Registration Rights Agreement will conform as to legal matters to the description thereof in the Offering Document.

          (h) Except as disclosed in the Offering Document, there are no contracts, agreements or understandings between the Company and any person that, as a result of the issuance and sale of the Offered Securities or of the signing of this Agreement, would give rise to a valid claim against the Company or any Purchaser for a brokerage commission, finder's fee or other like payment.

          (i) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement or the Registration Rights Agreement in connection with the issuance and sale of the Offered Securities by the Company except for the order of the Commission declaring the Exchange Offer Registration Statement or the Shelf Registration Statement effective and except for (i) those required under state securities or "blue sky" laws or rules or regulations relating thereto or (ii) in connection with the consummation of the transactions contemplated by the Registration Rights Agreement, any registration with the registrar of companies in the United Kingdom of any prospectus provided in accordance with the Public Offers of Securities Regulations 1995.

          (j) Except as disclosed in the Offering Document, under current laws and regulations of England and Wales and any political subdivision thereof, all interest, principal, premium, if any, and other payments due or made on the Offered Securities may be paid by the Company to the holder thereof in U.K. pounds sterling that may be converted into foreign currency and freely transferred out of the United Kingdom, and all such payments made to holders thereof who are non-residents of the United Kingdom will not be subject to income, withholding or other taxes under laws and regulations of England and Wales or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in England and Wales or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in the United Kingdom or any political subdivision or taxing authority thereof or therein.

          (k) Neither the Company nor any of its subsidiaries is in violation of its respective Certificate of Incorporation or Memorandum and Articles of Association or similar constitutional documents or in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound.

          (l) The execution, delivery and performance of the Indenture, this Agreement and the Registration Rights Agreement by the Company; the issuance and sale of the Offered Securities by the Company and compliance with the terms and provisions thereof; and the Rights Offering will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company or any of their properties, or any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or the Certificate of Incorporation or Memorandum and Articles of Association or similar constitutional documents of the Company or any such subsidiary, and the Company has full power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement.

          (m) This Agreement has been duly authorized, executed and delivered by the Company.

          (n) Except as disclosed in the Offering Document, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and except as disclosed in the Offering Document, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.

          (o) The Company and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole ("MATERIAL ADVERSE EFFECT").

          (p) No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent that might have a Material Adverse Effect.

          (q) The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "INTELLECTUAL PROPERTY RIGHTS") necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

          (r) Except as disclosed in the Offering Document, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "ENVIRONMENTAL LAWS"), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

          (s) Except as disclosed in the Offering Document, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under the Indenture, this Agreement or the Registration Rights Agreement or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings are threatened or, to the Company's knowledge, contemplated.

          (t) The financial statements included in the Offering Document present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United Kingdom applied on a consistent basis.

          (u) Except as disclosed in the Offering Document, since the date of the latest audited financial statements included in the Offering Document there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole, and, except as disclosed in or contemplated by the Offering Document, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

          (v) No "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Securities Act (i) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) on the Company's retaining any rating assigned to the Company or any securities of the Company or (ii) has indicated to the Company that it is considering (a) the downgrading, suspension, or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned or (b) any change in the outlook for any rating of the Company or any securities of the Company.

          (w) The Company is not an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940, as amended (the "INVESTMENT COMPANY ACT"); and the Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Offering Document, will not be an "investment company" as defined in the Investment Company Act.

          (x) No securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Offered Securities are listed on any national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

          (y) On the Closing Date, the Indenture will conform in all material respects to the requirements of the United States Trust Indenture Act of 1939, as amended (the "TIA" or "TRUST INDENTURE ACT"), and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder.

          (z) Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf (i) has, within the six-month period prior to the date hereof, offered or sold in the United States or to any U.S. person (as such terms are defined in Regulation S under the Securities Act) the Offered Securities or any security of the same class or series as the Offered Securities or (ii) has offered or will offer or sell the Offered Securities (A) in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or (B) with respect to any such securities sold in reliance on Rule 903 of Regulation S ("REGULATION S") under the Securities Act, by means of any directed selling efforts within the meaning of Rule 902(c) of Regulation S. The Company, its affiliates and any person acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S. The Company has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for this Agreement.

          (aa) The Offered Securities offered and sold in reliance on Regulation S have been and will be offered and sold only in offshore transactions.

          (bb) The sale of the Offered Securities pursuant to Regulation S is not part of a plan or scheme to evade the registration provisions of the Securities Act.

          (cc) No registration under the Securities Act of the Offered Securities is required for the sale of the Offered Securities to the Purchasers as contemplated hereby, assuming the accuracy of the Purchaser's representations set forth in Section 4 hereof.

          (dd) The offer and sale of the Offered Securities by the Purchasers in the manner contemplated by this Agreement will be exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereof and Regulation S thereunder; and it is not necessary to qualify an indenture in respect of the Offered Securities under the Trust Indenture Act.

          (ee) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities

     Act with respect to any securities of the Company or to require the Company to include such securities with the Securities registered pursuant to any Registration Statement.

          (ff) Neither the Company nor any of its subsidiaries nor any agent thereof acting on the behalf of them has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Offered Securities to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the U.S. Federal Reserve System.

          (gg) The proceeds to the Company from the offering of the Offered Securities will not be used to purchase or carry any security.

          (hh) The Company is subject to Section 13 or 15(d) of the Exchange
     Act.

          (ii) At an extraordinary general meeting of the shareholders of the Company held on March 18, 2002, the shareholders approved the increase in the authorized share capital of the Company and other resolutions in respect of the issue by the Company to its shareholders of up to 150,861,463 of its ordinary shares; those shares (the "RIGHTS SHARES") have been admitted for trading on the London Stock Exchange nil paid; the Company has offered shareholders the Rights Shares (the "RIGHTS OFFERING"), and the Company's obligation to issue its ordinary shares, pursuant to the Rights Offering, is unconditional.

     3. PURCHASE, SALE AND DELIVERY OF OFFERED SECURITIES. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Purchasers, and the Purchasers agree, severally and not jointly, to purchase from the Company, at a purchase price of 100% of the principal amount thereof plus accrued interest from March 26, 2002, to the Closing Date (as hereinafter defined), the respective principal amounts of Offered Securities set forth opposite the names of the several Purchasers in Schedule A hereto.

     The Company will deliver against payment of the purchase price the Offered Securities to be offered and sold by the Purchasers in reliance on Regulation S (the "REGULATION S SECURITIES") in the form of one or more permanent global securities in registered form without interest coupons (the "REGULATION S GLOBAL SECURITIES"), which will be deposited with The Bank of New York, in its capacity as the common depositary (the "COMMON DEPOSITARY"), as custodian for Euroclear Bank S.A./N.V., as operator of the Euroclear System ("EUROCLEAR"), and Clearstream Banking, societe anonyme ("CLEARSTREAM, LUXEMBOURG"), and registered in the name of the common depositary, or its nominee, as nominee for Euroclear and Clearstream, Luxembourg. The Company will deliver against payment of the purchase price the Offered Securities to be purchased by each Purchaser hereunder and to be offered and sold by each Purchaser in reliance on Rule 144A under the Securities Act (the "144A SECURITIES") in the form of one permanent global security in definitive form without interest coupons (the "RESTRICTED GLOBAL SECURITIES") deposited with the common depositary, as custodian for Euroclear and Clearstream, Luxembourg and registered in the name of the common depositary, or its nominee, as nominee for Euroclear and Clearstream, Luxembourg. The Regulation S Global Securities and the Restricted Global Securities shall be assigned separate International Securities Identification Numbers ("ISIN'S") and Common Codes. The Restricted Global Securities shall include the legend regarding restrictions on transfer set forth under "Transfer Restrictions" in the Offering Document. Until the termination of the restricted period (as defined in Regulation S) with respect to the offering of the Offered Securities, interests in the Regulation S Global Securities may only be held by the participants for Euroclear and Clearstream, Luxembourg. Interests in any permanent global securities will be held only in book-entry form through Euroclear or Clearstream, Luxembourg, as the case may be, except in the limited circumstances described in the Offering Document.

     Payment for the Regulation S Securities and the 144A Securities shall be made by the Purchasers in same-day funds by wire transfer to an account at a bank acceptable to CSFBL drawn to the order of Enodis plc at the office of Cravath, Swaine & Moore at 9:00 a.m. (London time), on March 26, 2002, or at such other time not later than seven full business days thereafter as CSFBL and the Company determine, such time being herein referred to as the "CLOSING DATE", against delivery to the common depositary, as custodian for Euroclear and Clearstream, Luxembourg, of (i) the Regulation S Global Securities representing all of the Regulation S Securities for the respective accounts of the participants for Euroclear and Clearstream, Luxembourg and (ii) the Restricted Global Securities representing all of the 144A Securities. The Regulation S Global Securities and the Restricted Global

Securities will be made available for checking at the above office of Cravath, Swaine & Moore at least 24 hours prior to the Closing Date.

     4.REPRESENTATIONS BY PURCHASERS; RESALE BY PURCHASERS. (a) Each Purchaser severally represents and warrants to the Company that it is an "accredited investor" within the meaning of Regulation D under the Securities Act.

          (b) Each Purchaser severally acknowledges that the Offered Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the Securities Act. Each Purchaser severally represents and agrees that it has offered and sold the Offered Securities and will offer and sell the Offered Securities (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 or Rule 144A under the Securities Act ("RULE 144A"). Accordingly, neither such Purchaser nor its affiliates, nor any persons acting on its or their behalf, have engaged or will engage in any directed selling efforts with respect to the Offered Securities, and such Purchaser, its affiliates and all persons acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S. Each Purchaser severally agrees that, at or prior to confirmation of sale of the Offered Securities, other than a sale pursuant to Rule 144A, such Purchaser will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases the Offered Securities from it during the restricted period a confirmation or notice to substantially the following effect:

          "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Securities Act") and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the date of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meanings given to them by Regulation S."

     Terms used in this subsection (b) have the meanings given to them by Regulation S.

          (c) Each Purchaser severally agrees that it and each of its affiliates has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for any such arrangements with the other Purchasers or affiliates of the other Purchasers or with the prior written consent of the Company.

          (d) Each Purchaser severally agrees that it and each of its affiliates will not offer or sell the Offered Securities in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act, including, but not limited to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. Each Purchaser severally agrees, with respect to resales made in reliance on Rule 144A of any of the Offered Securities, to deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Offered Securities has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A.

          (e) Each of the Purchasers severally represents and agrees that (i) it has not offered or sold and prior to the date six months after the Closing Date will not offer or sell any Offered Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the "FSMA")) received by it in connection with the issue or sale of any Offered Securities in circumstances in which section 21(1) of the FSMA does not apply to the Company; and (iii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Offered Securities in, from or otherwise involving the United Kingdom.

     5. CERTAIN AGREEMENTS OF THE COMPANY. The Company agrees with the several Purchasers that:

          (a) The Company will advise CSFBL promptly of any proposal to amend or supplement the Offering Document and will not effect such amendment or supplementation without CSFBL's consent (which consent shall not be unreasonably withheld or delayed). If, at any time prior to the completion of the resale of the Offered Securities by the Purchasers, any event occurs as a result of which the Offering Document as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company promptly will notify CSFBL of such event and promptly will prepare, at its own expense, an amendment or supplement which will correct such statement or omission. Neither CSFBL's consent to, nor the Purchasers' delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

          (b) The Company will furnish to CSFBL copies of the Offering Document and all amendments and supplements thereto, in each case as soon as available and in such quantities as CSFBL requests, and the Company will furnish to CSFBL on the date hereof three copies of the Offering Circular signed by a duly authorized officer of the Company, one of which will include the independent accountants' reports therein manually signed by such independent accountants. At any time when any Offered Securities or Exchange Securities constitute restricted securities as defined under Rule 144 of the Securities Act and the Company is not subject to Section 13 or 15(d) of the Exchange Act and is not exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, the Company will promptly furnish or cause to be furnished, upon request of holders and prospective purchasers of the Offered Securities, to such holders and purchasers, copies of the information required to be delivered to holders and prospective purchasers of the Offered Securities pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) in order to permit compliance with Rule 144A in connection with resales by such holders of the Offered Securities. The Company will pay the expenses of printing and distributing to the Purchasers all such documents.

          (c) The Company will arrange for the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions in the United States and Canada as CSFBL designates and will continue such qualifications in effect so long as required for the resale of the Offered Securities by the Purchasers, provided that the Company will not be required to qualify as a foreign corporation or to file a general consent to service of process in any such state.

          (d) During the period in which any of the Offered Securities or Exchange Securities remain outstanding, the Company will furnish to CSFBL and, upon request, to each of the other Purchasers, as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year; and the Company will furnish to CSFBL and, upon request, to each of the other Purchasers (i) as soon as available, a copy of each report or financial statement furnished to or filed with the Commission or any securities exchange on which any class of securities of the Company is listed, and (ii) from time to time, such other information concerning the Company as CSFBL may reasonably request.

          (e) During the period of two years after the Closing Date, the Company will, upon request, furnish to any holder of Offered Securities a copy of all legends contained in the Restricted Global Securities (as defined in the Indenture) that describe restrictions on transfer applicable to the Offered Securities.

          (f) During the period of two years after the Closing Date, the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Offered Securities that have been reacquired by any of them.

          (g) During the period of two years after the Closing Date, the Company will not be or become, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

          (h) The Company will pay all expenses (together with VAT where applicable) incidental to the performance of its obligations under this Agreement, the Indenture and the Registration Rights Agreement, including
     (i) the fees and expenses of the Trustee and its professional advisers;
     (ii) all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Offered Securities and, as applicable, the Exchange Securities, the preparation of this Agreement, the Registration Rights Agreement, the Offered Securities, the Indenture, the Offering Document and amendments and supplements thereto, and any other document relating to the issuance, offer, sale and delivery of the Offered Securities and as applicable, the Exchange Securities; (iii) the cost of listing the Offered Securities and any expenses incidental thereto; (iv) the cost of any advertising approved by the Company in connection with the issue of the Offered Securities; (v) for any expenses (including fees and disbursements of counsel) incurred in connection with qualification of the Offered Securities or the Exchange Securities for sale under the laws of such jurisdictions in the United States and Canada as CSFBL designates and the printing of memoranda relating thereto; (vi) for any fees charged by investment rating agencies for the rating of the Offered Securities or the Exchange Securities (including fees and disbursements of counsel), and
     (vii) for expenses incurred in distributing copies of the Offering Document (including any amendments and supplements thereto) to the Purchasers. The Company will also pay or reimburse the Purchasers (to the extent incurred by them) for all travel expenses of the Purchasers and the Company's officers and employees and any other expenses of the Purchasers and the Company in connection with attending or hosting meetings with prospective purchasers of the Offered Securities from the Purchasers.

          (i) In connection with the offering, until CSFBL shall have notified the Company and the other Purchasers of the completion of the resale of the Offered Securities, neither the Company nor any of its affiliates has or will, either alone or with one or more other persons, bid for or purchase for any account in which it or any of its affiliates has a beneficial interest any Offered Securities or attempt to induce any person to purchase any Offered Securities, and neither it nor any of its affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Offered Securities.

          (j) For a period of 180 days after the date of the initial offering of the Offered Securities by the Purchasers, and except as the Company is obligated in connection with the Exchange Offer, the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to, any debt securities issued or guaranteed by the Company and having a maturity of more than one year from the date of issue, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, without the prior written consent of Credit Suisse First Boston (Europe) Limited (which consent shall not be unreasonably withheld). The Company will not at any time offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, pledge, contract or disposition would cause the exemption afforded by Section 4(2) of the Securities Act or the safe harbor of Regulation S thereunder to cease to be applicable to the offer and sale of the Offered Securities.

          (k) The Company will indemnify and hold harmless the Purchasers against any documentary, stamp or similar issuance tax, including any interest and penalties, on the creation, issuance and sale of the Offered Securities and on the execution and delivery of this Agreement. All payments to be made by the Company hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

          (l) The Company will use its best efforts to have the Offered Securities admitted to trading on the Luxembourg Stock Exchange.

          (m) The Company has not issued and will not issue, without the prior consent of the Purchasers, any press or other public announcement referring to the Offered Securities unless the announcement adequately discloses the fact that stabilizing action may take place in relation to the Offered Securities.

          (n) The Company has been informed of the existence of the information guidance in relation to stabilization published by the U.K. Financial Services Authority ("FSA") contained in section MAR 2 Ann 2G of the FSA Handbook.

     6. CONDITIONS OF THE OBLIGATIONS OF THE PURCHASERS. The obligations of the several Purchasers to purchase and pay for the Offered Securities will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

          (a) The Purchasers shall have received a letter, dated the date of this Agreement, of Deloitte & Touche confirming that they are independent public accountants within the meaning of the Securities Act and the applicable published rules and regulations thereunder ("RULES AND REGULATIONS") and to the effect that:

               (i) in their opinion the financial statements examined by them and included in the Offering Document and in the Company's Exchange Act reports comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related published Rules and Regulations;

               (ii) they have performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 71, Interim Financial Information, on the unaudited financial statements included in the Offering Document and in the Exchange Act reports;

               (iii) on the basis of the review referred to in clause (ii) above, a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                    (A) any material modifications should be made to such
               unaudited financial statements for them to be in conformity with U.K. generally accepted accounting principles;

                    (B) at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than three business days prior to the date of this Agreement, there was any change in the share capital or any increase in long-term borrowings of the Company and its consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated net assets or equity shareholders' funds, as compared with amounts shown on the latest balance sheet included in the Offering Document; or

                    (C) for the period from the closing date of the latest
               income statement included in the Offering Document to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year, in consolidated net sales, net operating income, consolidated net income or in the ratio of earnings to fixed charges;

               except in all cases set forth in clauses (B) and (C) above for changes, increases or decreases which the Offering Document discloses have occurred or may occur or which are described in such letter; and

               (iv) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Offering Document and the Exchange Act reports (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

          (b) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as one enterprise which, in the judgment of a majority in interest of the Purchasers including CSFBL, is material and adverse and makes it impractical or inadvisable to proceed with completion of the offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Company has been placed on negative outlook; (iii) any change in U.S., English or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of a majority in interest of the Purchasers, including CSFBL, upon consultation with the Company, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, the London Stock Exchange or the Luxembourg Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (v) any banking moratorium declared by U.S. Federal, New York or English authorities; (vi) any major disruption of settlements of securities or clearance services in the United States, Luxembourg or England or (vii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States or England, any declaration of war by the United States Congress or any other national or international calamity or emergency if, in the judgment of a majority in interest of the Purchasers, including CSFBL, upon consultation with the Company, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the offering or sale of and payment for the Offered Securities.

          (c) The Purchasers shall have received: (i) an opinion dated the Closing Date of Clifford Chance Limited Liability Partnership, special English counsel to the Company, in the form set forth in Schedule C hereto,
     (ii) an opinion dated the Closing Date of Clifford Chance Limited Liability Partnership, special United States and New York counsel to the Company, in the form set forth in Schedule D hereto, (iii) a letter dated the Closing Date of Clifford Chance Limited Liability Partnership, special United States counsel to the Company, in the form set forth in Schedule E hereto and (iv) an opinion dated the Closing Date of Shack Siegel Katz Flaherty & Goodman P.C., United States counsel to the Company, in the form set forth in Schedule F hereto.

          (d) The Purchasers shall have received from Cravath, Swaine & Moore, counsel for the Purchasers, such opinion or opinions, dated the Closing Date, with respect to the validity of the Offered Securities, the Offering Circular, the exemption from registration for the offer and sale of the Offered Securities by the Company to the several Purchasers and the resales by the several Purchasers as contemplated hereby and other related matters as CSFBL may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

          (e) At an extraordinary general meeting of the shareholders of the Company held on March 18, 2002, the shareholders shall have approved the increase in the authorized share capital of the Company and other resolutions in respect of the Rights Offering; the Rights Shares shall have been admitted for trading on the London Stock Exchange nil paid; the Rights Offering shall have commenced and the Company's obligation to issue the Rights Shares, pursuant to the Rights Offering shall be unconditional.

          (f) The Purchasers shall have received a certificate, dated the Closing Date, of a principal executive officer and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that the respective representations and warranties of the Company in this Agreement are true and correct, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, and that, subsequent to the dates of the most recent financial statements in the Offering Document there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in or contemplated by the Offering Document or as described in such certificate.

          (g) The Purchasers shall have received a letter, dated the Closing Date, of Deloitte & Touche which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to the Closing Date for the purposes of this subsection.

          (h) The Offered Securities shall have been listed and admitted to trading on the Luxembourg Stock Exchange.

     Documents described as being "in the agreed form" are documents which are in the forms which have been initialed for the purpose of identification by Cravath, Swaine & Moore, copies of which are held by the Company and CSFBL, with such changes as CSFBL may approve.

     The Company will furnish the Purchasers with such conformed copies of such opinions, certificates, letters and documents as the Purchasers reasonably request. CSFBL may in its sole discretion waive on behalf of the Purchasers compliance with any conditions to the obligations of the Purchasers hereunder, whether in respect of an the Closing Date or otherwise.

     7. INDEMNIFICATION AND CONTRIBUTION. (a) The Company will indemnify and hold harmless each Purchaser, its partners, directors and officers and each person, if any, who controls such Purchaser within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such Purchaser may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, or any amendment or supplement thereto, or any related preliminary offering circular or the Exchange Act reports, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, including any losses, claims, damages or liabilities arising out of or based upon the Company's failure to perform its obligations under Section 5(a) of this Agreement, and will reimburse each Purchaser for any legal or other expenses reasonably incurred by such Purchaser in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; PROVIDED, HOWEVER, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Purchaser through CSFBL specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below.

          (b) Each Purchaser will severally and not jointly indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, or any amendment or supplement thereto, or any related preliminary offering circular, or arise out of or are based upon the omission or the alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Purchaser through CSFBL specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Purchaser consists of the following information in the Offering Document furnished on behalf of each
     Purchaser: the third, ninth and eleventh paragraphs of the fourteen paragraphs under the caption "Plan of Distribution"; PROVIDED, HOWEVER, that the Purchasers shall not be liable for any losses, claims, damages or liabilities arising out of or based upon the Company's failure to perform its obligations under Section 5(a) of this Agreement.

          (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes (i) an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

          (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above
     (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Purchasers on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Purchasers from the Company under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total discounts, fees and commissions received by such Purchaser exceeds the amount of any damages that such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Purchasers' obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint.

          (e) The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Purchaser within the meaning of the Securities Act or the Exchange Act; and the obligations of the Purchasers under this Section shall be in addition to any liability which the respective Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act.

     8. DEFAULT OF PURCHASERS. If any Purchaser or Purchasers default in their obligations to purchase Offered Securities hereunder and the aggregate principal amount of Offered Securities that such defaulting Purchaser or Purchasers agreed but failed to purchase does not exceed 10% of the total principal amount of Offered Securities, CSFBL may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Purchasers, but if no such arrangements are made by the Closing Date, the non-defaulting Purchasers shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Purchasers agreed but failed to purchase. If any Purchaser or Purchasers so default and the aggregate principal amount of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of Offered Securities and arrangements satisfactory to CSFBL and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Purchaser or the Company, except as provided in Section 9. As used in this Agreement, the term "Purchaser" includes any person substituted for a Purchaser under this Section. Nothing herein will relieve a defaulting Purchaser from liability for its default.

     9. SURVIVAL OF CERTAIN REPRESENTATIONS AND OBLIGATIONS. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Purchaser, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 8 or for any reason the purchase of the Offered Securities by the Purchasers is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Company and the Purchasers pursuant to Section 7 shall remain in effect. If the purchase of the Offered Securities by the Purchasers is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clause (iii), (iv), (v), (vi) or (vii) of Section 6(b), the Company will reimburse the Purchasers for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

     10. NOTICES. All communications hereunder will be in writing and, if sent to the Purchasers will be mailed, delivered or telegraphed and confirmed to the Purchasers, c/o Credit Suisse First Boston (Europe) Limited, One Cabot Square, London, England E14 4QJ, Attention: Syndicate Desk, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at Washington House, 40-41 Conduit Street, London, England W1S 2YQ, Attention: Mark Hampton; provided, however, that any notice to a Purchaser pursuant to Section 7 will be mailed, delivered or telegraphed and confirmed to such Purchaser.

     11. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder, except that holders of Offered Securities shall be entitled to enforce the agreements for their benefit contained in the second and third sentences of Section 5(b) hereof against the Company as if such holders were parties thereto.

     12. REPRESENTATION OF PURCHASERS. You will act as agent and attorney in fact for the several Purchasers in connection with this purchase, and any action under this Agreement taken by you will be binding on all the Purchasers.

     13. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

     14. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

     The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

     The obligation of the Company in respect of any sum due to any Purchaser shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by such Purchaser of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Purchaser may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Purchaser hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Purchaser against such loss. If the United States dollars so purchased are greater than the sum originally due to such Purchaser hereunder, such Purchaser agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such Purchaser hereunder.

     If the foregoing is in accordance with the Purchasers' understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Purchasers in accordance with its terms.

                                           Very truly yours,

                                           ENODIS PLC

                                           By         /s/ Andrew Allner
                                             ---------------------------------
                                               Name:  Andrew Allner
                                               Title: Chief Executive Officer

The foregoing Purchase Agreement
is hereby confirmed and accepted
as of the date first above written.

CREDIT SUISSE FIRST BOSTON (EUROPE) LIMITED

By          /s/ James L. Amine
  --------------------------------
     Name:  James L. Amine
     Title: Authorized Signatory

THE ROYAL BANK OF SCOTLAND PLC

By          /s/ David Hopkins
  --------------------------------
     Name:  David Hopkins
     Title: Authorized Signatory

                               SCHEDULE A

                                                                               PRINCIPAL AMOUNT OF
MANAGER                                                                         OFFERED SECURITIES
-------                                                                         ------------------
Credit Suisse First Boston (Europe) Limited............................               L 50,000,000

The Royal Bank of Scotland plc ........................................                 50,000,000
                                                                               -------------------
         Total.........................................................              L 100,000,000
                                                                               ===================

                                   SCHEDULE B

            [LIST OF PRINCIPAL SUBSIDIARIES AND INTERMEDIATE HOLDING
                                  COMPANIES.]

                                                               Country
                                                                  of
Name of Subsidiary                                            Formation
------------------                                            ---------
Aladdin Temp-Rite Canada, Inc.                               Canada
Aladdin Temp-Rite LLC                                        USA
Austral Refrigeration Pty. Ltd.                              Australia
Belshaw Bros., Inc.                                          USA
Berisford General Partnership                                USA
Berisford Holdings Limited                                   England
Berisford Industrial Holdings Ltd.                           England
Berisford International Limited                              Isle of Man
Berisford, Inc.                                              USA
Boek-en Offset Drukkerij Kuyte, B.V.                         Netherlands
Beleggingsmaat schappij Interrub B.V.                        Netherlands
Castel MAC S.p.A.                                            Italy
Charles Needham Industries, Inc.                             USA
Cleveland Range Ltd.                                         Canada
Cleveland Range, Inc.                                        USA
Convotherm Elektrogerate GmbH                                Germany
DFC Holding Corp.                                            USA
Enodis Corporation                                           USA
Enodis Deutschland GmbH                                      Germany
Enodis France SA                                             France
Enodis Group Limited                                         England
Enodis Holdings Limited                                      England
Enodis Nederland B.V.                                        Netherlands
Enodis Technology Center, Inc.                               USA
Enodis UK Limited                                            England
Frimont S.p.A                                                Italy
Frymaster L.L.C.                                             USA
Garland Commercial Industries, Inc.                          USA
Garland Commercial Ranges, Limited                           Canada
Glenluce Ltd.                                                England
Guyon Productions SA                                         France
H. Tieskens Beheer B.V.                                      Netherlands
H. Tieskens Exploitatie B.V.                                 Netherlands
Hartek Beverage Handling GmbH                                Germany
Jackson MSC Inc.                                             USA
Kysor Business Trust                                         USA
Kysor CNI, Inc.                                              USA
Kysor Holdings, Inc.                                         USA
Kysor Industrial Corporation                                 USA
Kysor Warren de Mexico S. RL De CV                           Mexico
Lincoln Foodservice Products, Inc.                           USA
Meloria Spectare Ltd.                                        England.
Merco/Savory, Inc.                                           USA
Merrychef Holdings Limited                                   England
Mile High Equipment Company                                  USA


Nashville Holding Company                                    USA
New Ton Food Equipment Co. Ltd.                              Thailand
Scotsman Beverage Systems Limited                            England
Scotsman Group Inc.                                          USA
Scotsman Industries, Inc.                                    USA
Temp-Rite International GmbH                                 Germany
Temp-Rite International Holding B.V.                         Netherlands
Temp-Rite International Holding GmbH                         Germany
The Delfield Company                                         USA
VentMaster (Europe) Limited                                  England
Viscount Catering Limited                                    England
Welbilt Holding Company                                      USA
Welbilt Manufacturing (Thailand) Ltd.                        Thailand
Welbilt Walk-Ins, L.P.                                       USA
Whitlenge Acquisition, Ltd.                                  England
Whitlenge Drink Equipment, Limited                           England

Enodis Property Developments Limited                         England
Enodis Investments Limited                                   England
Enodis Property Group Limited                                England

                                   SCHEDULE C

 [FORM OF ENGLISH LAW OPINION OF CLIFFORD CHANCE LIMITED LIABILITY PARTNERSHIP.]

2.1     Corporate Existence

2.1.1 The Company is a company duly incorporated with limited liability in England and has the capacity to sue and be sued in its own name and the power to conduct its business as described in the Offering Memorandum.

2.1.2 All corporate action required to authorise the execution and delivery by the Company of the Issue Documents, the provisional allotment of the Company's shares pursuant to the Rights Issue and the issue of the Notes has been duly taken.

2.2     Due Execution

The Issue Documents and the certificates for the Notes have been duly executed by the Company in so far as English Law governs their execution.

2.3     Conflict

Provided the representations, warranties and covenants of the Initial Purchasers set out in Section 4 of the Purchase Agreement are true and accurate and are complied with at all times, neither the execution nor the delivery of the Issue Documents, nor the performance of the obligations of the Company under those documents or the Rights Issue Underwriting Agreement, nor the sale of the Notes by the Initial Purchasers (as defined in the Purchase Agreement) respectively conflict with:

2.3.1 any present law or regulation having the force of law in England and applicable to the Company; or

2.3.2   the terms of any Material Contract (as defined in Schedule 1); or

2.3.3   any term of the memorandum and articles of association of the Company.

2.4 No registration or filing is required in England, and no consent, approval, authorisation, order or qualification of any court, governmental agency or body in England is required, in connection with (a) the performance by the Company of the obligations expressed to be undertaken by it under the Purchase Agreement or the Registration Rights Agreement or (b) the offering and sale by the Initial Purchasers of the Notes or the distribution by them of the Preliminary Offering Circular or the Offering Circular (i) during the period of six months from the issue date of the Notes, provided that the representations, warranties and covenants of the Initial Purchasers set out in Section 4 of the Purchase Agreement are true and accurate and are complied with at all times and
(ii) thereafter, in circumstances which do not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995;

2.5     Governing Law

In any proceedings taken in England for the enforcement of the obligations of the Company under the Purchase Agreement, the English courts would recognise the choice of the laws of New York to govern that agreement, subject to the provisions of the Contracts (Applicable Law) Act 1990.

2.6     Enforcement of Foreign Judgement

A judgment by the New York Courts is not enforceable directly in England. In our opinion, however, the English courts will enforce by separate action a final and conclusive judgment for a definite sum of money (not being a sum payable in respect of taxes or other charges of a like nature or in respect of a fine or other penalty) entered against the Company in connection with the enforcement of the Purchase Agreement in civil proceedings in the New York Courts.

2.7     Accurate Descriptions

The descriptions in the Offering Memorandum of the terms of the Material Contracts (as defined in Schedule 1) are accurate.

                                   SCHEDULE D

  [FORM OF U.S. LAW OPINION OF CLIFFORD CHANCE LIMITED LIABILITY PARTNERSHIP.]

(i) the Indenture constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equity principles;

(ii) the Notes have been duly authenticated in accordance with the procedures of the Indenture and have been delivered to and fully paid for by the Purchasers in accordance with the terms of the Purchase Agreement;

(iii) each of the Notes is entitled to the benefits of the Indenture and constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equity principles;

(iv) when the Exchange Notes have been issued, executed, authenticated and delivered in accordance with the terms of the Exchange Offer and the Indenture, each of the Exchange Notes will be entitled to the benefits of the Indenture and will constitute a legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equity principles;

(v) the Registration Rights Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equity principles and except as rights to indemnity and contribution may be limited by applicable laws;

(vi) the offer and sale of the Notes in accordance with the terms of the Purchase Agreement and the Indenture do not require qualification of the Indenture under the United States Trust Indenture Act of 1939, as amended (the "Trust Indenture Act");

(vii) registration of the Notes under the United States Securities Act of 1933, as amended (the "Securities Act"), is not required for (x) the sale or transfer of the Notes to the Purchasers or (y) the initial resale of the Notes by the Purchasers, in each case in the manner and under the circumstances contemplated by the Purchase Agreement and the Offering Circular, provided, however, that we express no opinion as to any subsequent reoffer or resale of the Notes;

(viii) the authorization, execution and delivery by the Company of each of the Indenture, the Purchase Agreement and the Registration Rights Agreement and the performance of its obligations thereunder do not (a) require any consent or approval of, giving of notice to, registration with, or taking of any other action in respect of any governmental authority or agency of the United States or the State of New York, except for registrations with the Commission contemplated by the Registration Rights Agreement and the order of the Commission declaring the Exchange Offer Registration Statement or the Shelf Registration Statement effective or (b) result in any violation of any applicable United States federal or New York State law or, to our knowledge, any rule or regulation of any United States federal or New York State governmental agency or body having jurisdiction over the Company or its properties, provided, however, that we express no opinion with respect to state securities or "blue sky" laws or rules or regulations thereto;

(ix) the Indenture conforms in all material respects to the requirements of the Trust Indenture Act and the rules and regulations of the Commission applicable to an indenture qualified thereunder;

(x) the Company is not and, after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Offering Circular, will not be an "investment company" as such term is defined in the United States Investment Company Act of 1940, as amended;

(xi) none of the issue and sale of the Notes by the Company to the Purchasers in accordance with the terms of the Purchase Agreement and the Indenture, the execution and delivery of the Purchase Agreement, the Indenture, the Notes and the Registration Rights Agreement, the consummation of any other of the transactions contemplated therein or the performance by the Company of its obligations thereunder will conflict with, result in a breach of, or constitute a default by the Company under the terms of any of the Material Contracts;

(xii) the statements in the Offering Circular under the caption "Description of the Notes," to the extent such statements purport to summarize the terms of the Notes, fairly summarize the terms of the Notes in all material respects; the descriptions in the Offering Circular of the Material Contracts are accurate and fairly present the information required by
       Item 10.C of Form 20-F; and

(xiii) under the laws of the State of New York relating to submission to jurisdiction, the Company, pursuant to Section 14 of the Purchase Agreement, Section 10.10 of the Indenture and Section 9(l) of the Registration Rights Agreement, has validly submitted to the non-exclusive jurisdiction of the federal and state courts in the Borough of Manhattan in The City of New York, in any suit or proceeding arising out of or relating to the Purchase Agreement, the Indenture, the Notes, the Exchange Notes and the Registration Rights Agreement.

                                   SCHEDULE E

       [FORM OF LETTER OF CLIFFORD CHANCE LIMITED LIABILITY PARTNERSHIP.]


         On the basis of the information that came to our attention in the course of such review and discussions, considered in light of our understanding of the U.S. federal securities laws and the experience we have gained in our practice thereunder, we confirm that nothing has come to our attention that causes us to believe that the Offering Circular, as of its date or the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                                   SCHEDULE F

         [FORM OF OPINION OF SHACK SIEGEL KATZ FLAHERTY & GOODMAN P.C.]


     1. Except as disclosed in the Offering Circular, to our knowledge, there are no actions, suits or proceedings pending or threatened against or affecting the Company, any of its subsidiaries or any of their respective properties that could reasonably be expected to result in a judgment, decree or order, individually or in the aggregate, having a Material Adverse Effect or which would materially and adversely affect the ability of the Company to perform its obligations under the Indenture, the Purchase Agreement or the Registration Rights Agreement or which are otherwise material in the context of the sale of the Offered Securities.

     2. To our knowledge, neither the Company nor any of the subsidiaries is in material violation of its respective Organization Documents or in material default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument of which we have knowledge that is material to the Company and its subsidiaries taken as a whole to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound.

     3. The execution, delivery and performance of the Indenture, the Purchase Agreement and the Registration Rights Agreement, the issuance and sale of the Offered Securities and compliance with the terms and provisions thereof; and the Rights Offering as described in the Prospectus will not result in a material breach or violation of any of the terms and provisions of, or constitute a material default under the Organization Documents of the subsidiaries or any of the following of which we have knowledge: any order of any court having jurisdiction over the Company or any subsidiary or any of its properties or any material agreement or instrument to which the Company or any subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject.

     4. The execution, delivery and performance of the Indenture, the Purchase Agreement and the Registration Rights Agreement, the issuance and sale of the Offered Securities and compliance with the terms and provisions thereof; and the Rights Offering as described in the Prospectus will not result in a breach or violation of any of the terms and provisions of, or constitute a default under any agreement granting any person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company.

     5. We have no reason to believe that the description in the Offering Circular of legal and governmental proceedings on page 17 under the heading "Risk Factors - We may incur losses in connection with certain litigation", and on pages 74 and 75 under the heading "Legal Proceedings" are not accurate and fairly present the information.